Exhibit 3.1

BYLAWS

OF

DYNEX CAPITAL, INC.,

a Virginia corporation

Amended and Restated as of

June 15, 2006

TABLE OF CONTENTS

Page No.

ARTICLE I

Offices and Fiscal Year

SECTION 1.01	Principal Office	1
SECTION 1.02	Other Offices	1
SECTION 1.03	Fiscal Year	1

ARTICLE II

Meetings of Shareholders

ARTICLE III

Board of Directors

(i)

Page No.

SECTION 3.12	Compensation of Directors	18
SECTION 3.13	Investment Policies	18
SECTION 3.14	Management Arrangements	19
SECTION 3.15	Total Expenses	21

ARTICLE IV

Notice - Waivers - Meetings

SECTION 4.01	What Constitutes Notice	24
SECTION 4.02	Waiver of Notice	24

ARTICLE V

Officers

ARTICLE VI

Certificate of Stock, Transfers, Etc.

(ii)

Page No.

SECTION 6.07	Regulations	32

ARTICLE VII

Miscellaneous

SECTION 7.01	Corporate Seal	32
SECTION 7.02	Checks	32
SECTION 7.03	Contracts	32
SECTION 7.04	Deposits	33
SECTION 7.05	Reports	33
SECTION 7.06	Corporate Records	33
SECTION 7.07	Amendment of Bylaws	33

(iii)

ARTICLE I

Offices and Fiscal Year

SECTION 1.01              Principal Office. The principal office of the Corporation shall be located at 10500 Little Patuxent Parkway, Columbia, Maryland 21044, until otherwise established by a vote of a majority of the Board of Directors.

SECTION 1.02            Other Offices. The Corporation also may have offices at such places within or without the Commonwealth of Virginia as the Board of Directors may from time to time designate or the business of the Corporation may require.

SECTION 1.03              Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December.

ARTICLE II

Meetings of Shareholders

SECTION 2.01             Places of Meeting. All meetings of the shareholders of the Corporation shall be held at such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the President or by the Board of Directors in the notice of such meeting.

SECTION 2.02              Annual Meetings. The President or the Board of Directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the President or the Board of Directors, the meeting for any calendar year shall be held on the fourth Monday in March in such year, if not a legal holiday under the laws of Virginia, and, if a legal holiday, then on the next succeeding business day, at 10:00 a.m., and at such meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

SECTION 2.03            Special Meetings. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the President, the Chairman of the Board of Directors, by a majority of the Board of Directors, by a majority of the Unaffiliated Directors (as defined in Section 3.02 hereof), or by shareholders entitled to cast at least twenty-five percent (25%) of the votes which all shareholders are entitled to cast at the particular meeting.

At any time, upon the written consent of any person or persons who have duly called a special meeting, which written request shall state the object of the meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held at such date and time as the Secretary may fix, not less than ten nor more than sixty days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date and time of such meeting and give notice thereof, the person or persons calling the meeting may do so.

SECTION 2.04           Notice at Meetings. Written notice of every meeting of the shareholders, whether annual or special, shall be given to each shareholder of record entitled to vote at the meeting, at least ten and not more than sixty days prior to the day named for the meeting, except that notice of a meeting of shareholders to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to Va. Code § 13.1-724, or the dissolution of the Corporation shall be given not less than twenty-five nor more than sixty days prior to the day named for the meeting. Every notice of a special meeting shall state briefly the purpose or purposes thereof, and no business, other than that specified in such notice and matters germane thereto, shall be transacted at any special meeting without further notice to shareholders not present in person or by proxy.

Whenever the language of a proposed resolution is included in a written notice of a meeting of shareholders, the resolution may be adopted at such meeting with such clarifying or other amendments as do not enlarge its original purpose without further notice to shareholders not present in person or by proxy.

SECTION 2.05 Quorum, Manner of Acting and Adjournment. The presence in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. Treasury shares shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders from the meeting so that less than a quorum remains.

In the absence of a quorum or for any other reason, the Chairman of the meeting or the board of directors or the stockholders present in person or by proxy acting by a majority vote and without notice other than by announcement at the meeting may adjourn the meeting from time to time but not for a period exceeding 120 days after the original meeting date.

Except as otherwise specified in the Articles of Incorporation or these Bylaws or provided by applicable law, the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present in person or by proxy are entitled to cast shall be the acts of the shareholders.

SECTION 2.06              Organization. At every meeting of the shareholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman shall act as Secretary.

At any meeting of shareholders of the Corporation, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. This Section 2.06 shall not limit the right of shareholders to speak at meetings of shareholders on matters germane to the Corporation’s business, subject to any rules for the orderly conduct of the meeting imposed by the chairman of the meeting.

SECTION 2.07           Voting. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the authority is exercised, written notice of such death or incapacity is given to the secretary. A shareholder shall not sell his vote or execute a proxy to any person for any sum of money or anything of value.

Each shareholder of record, except the holder of shares which have been called for redemption and with respect to which an irrevocable deposit of funds has been made, shall have the right, at every shareholder meeting, to one vote for every share, and to a fraction of a vote equal to every fractional share. Treasury shares shall not be voted, directly or indirectly, at any meeting of shareholders or be counted in connection with the expression of consent or dissent to corporate action in writing without a meeting.

SECTION 2.08              Voting Lists. The officer or agent of the Corporation having charge of the transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation or at the principal office or at the office of the transfer agent or registrar of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote, in person or by proxy, at any meeting of shareholders.

SECTION 2.09            Judges of Election. The vote upon any matter, including the election of directors, need not be by ballot. In advance of any meeting of shareholders the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and upon the demand of any shareholder or his proxy at the meeting and before voting begins shall, appoint judges of election. The number of judges shall be either one or three, as determined, in the case of judges appointed upon demand of a shareholder, by shareholders present entitled to cast a majority of the votes which all shareholders present are entitled to cast thereon. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at a meeting by the chairman of the meeting.

If judges of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

On request of the chairman of the meeting or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.

SECTION 2.10              Determination of Shareholders of Record. The Board of Directors may fix a date, not more than seventy nor less than ten days preceding the date of any meeting of shareholders, and not more than seventy days preceding the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares; and in such case, if otherwise entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.

Unless a record date is fixed by the Board of Directors for such purpose, transferees of shares which are transferred on the books within ten days next preceding the date of such meeting shall not be entitled to notice of, or to vote at, such meeting.

SECTION 2.11             Consent of Shareholders in Lieu of Meeting. Any action which may be taken at a meeting of the shareholders or a class of shareholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the actions so taken, shall be signed by all the shareholders who would be entitled to vote at a meeting of the shareholders or of a class of shareholders for such purpose and shall be filed with the Secretary.

SECTION 2.12.	Order of Business. At any meeting of shareholders of the

Corporation, only that business that is properly brought before the meeting may be presented to and acted upon by shareholders. To be properly brought before an annual meeting, business must be brought (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.12. At a special meeting of shareholders, no business shall be transacted and no corporate action taken other than that stated in the notice of the meeting.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than 90 days nor more than 180 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of shareholders or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting. A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder proposing such business, (c) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) the class and number of shares of stock of the Corporation beneficially owned by the shareholder and (e) any material interest of the shareholder in such business. The Secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.

Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.12. The chairman of a meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 2.12, and if he should so determine, he shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted.

In addition to the foregoing provisions of this Section 2.12, a shareholder seeking to have a proposal included in the Corporation’s proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision). The Corporation shall not have any obligation to communicate with shareholders regarding any business or director nomination submitted by a shareholder in accordance with this Section 2.12 unless otherwise required by law.

ARTICLE III

Board of Directors

SECTION 3.01              Powers. The Board of Directors shall have full power to conduct, manage, and direct the business and affairs of the Corporation, and all powers of the Corporation, except those specifically reserved or granted to the shareholders by statute or by the

Articles of Incorporation or these Bylaws, are hereby granted to and vested in the Board of Directors.

SECTION 3.02              Number, Election and Term. The Board of Directors shall consist of five directors. If the Corporation seeks to qualify as a real estate investment trust, the number of directors shall be increased or decreased from time to time by vote of a majority of the entire Board of Directors; provided, however, that the number of directors may not exceed fifteen nor be less than three except as permitted by law, and provided further, that the tenure of office of a director shall not be affected by any decrease or increase in the number of directors so made by the Board of Directors. During such time as the Corporation seeks to qualify as a real estate investment trust, except in the case of a vacancy, a majority of the Board of Directors shall be Unaffiliated Directors (as hereinafter defined). For purposes of these Bylaws, “Unaffiliated Director” shall mean a director of the Corporation who is not affiliated, directly or indirectly with any person or entity, if any, responsible for directing and performing the day-to-day business affairs of the Corporation (the “Manager”), whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serves as an officer or director of the Manager or an affiliated business entity of the Manager; provided, however, that a Director shall not be considered Unaffiliated if he or she is serving as a director of more than three REITs organized by the Manager or its affiliated business entities. “Affiliate” means, when used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity, and (iii) any person that, directly or indirectly, is the beneficial owner of 5% or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of 5% or more of any class of equity securities (“person” includes a natural person, corporation, partnership, trust company or other entity). At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be shareholders in the Corporation.

No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 3.02. Nominations of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders who complies with the notice procedures set forth in this Section 3.02. Such nominations, other than those made by the Board of Directors or any committee designated by the Board of Directors, may be made only if written notice of a shareholder’s intent to nominate one or more persons for election as directors at the applicable meeting of shareholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the Corporation and received (a) not less than 90 days nor more than 180 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of shareholders, or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting. Each such shareholder’s notice shall set forth (i) as to the shareholder giving the notice, (1) the name and address, as they appear on the

Corporation’s stock transfer books, of such shareholder, (2) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (3) the class and number of shares of stock of the Corporation beneficially owned by such shareholder, and (4) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and (ii) as to each person whom the shareholder proposes to nominate for election as a director, (1) the name, age, business address and, if known, residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and (5) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder’s notice of nomination. The chairman of the meeting of shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3.02, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 3.03             Vacancies. Any vacancy occurring on the Board of Directors for any cause other than by reason of an increase in the number of directors may, subject to the provisions of Section 3.05, be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum; provided, however, that if the Corporation has sought to qualify as a real estate investment trust and in accordance with Section 3.02 a majority of the Board of Directors are required to be Unaffiliated Directors, then Unaffiliated Directors shall nominate replacements for vacancies among the Unaffiliated Directors, which replacements must be elected by a majority of the directors, including a majority of the Unaffiliated Directors. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors including a majority of Unaffiliated Directors. If the shareholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified.

SECTION 3.04              Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary.

SECTION 3.05              Removal. At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

SECTION 3.06             Committees of the Board. The Board of Directors may appoint from among its members an executive committee and other committees comprised of three or more directors. A majority of the members of any committee so appointed shall be Unaffiliated Directors. If the Corporation lists its shares on a national securities exchange or on the National Association of Securities Dealers, Inc.’s Automated Quotation System (“NASDAQ”), the Board of Directors shall appoint an audit committee comprised of not less than three members, all of whom are Unaffiliated Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect directors, declare dividends or distributions on stock, recommend to the shareholders any action which requires shareholder approval, amend the Articles of Incorporation, amend or repeal the Bylaws, approve any merger or share exchange which does not require shareholder approval or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.

Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee.

The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Unaffiliated Director, such appointee shall be an Unaffiliated Director.

Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

SECTION 3.07            Meetings of the Board of Directors. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the Commonwealth of Virginia as the Board may from time to time determine or as shall be specified in the notice of such meeting.

The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the shareholders at which the directors were elected. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors as provided in Article IV, except that no notice shall be necessary if such meeting is held immediately after the adjournment, and at the site, of the annual meeting of shareholders.

Special meetings of the Board of Directors may be called at any time by two or more directors or by a majority of the members of the executive committee, if one be constituted, in writing with or without a meeting of such committee or by the Chairman of the Board or the President. Special meetings may be held at such place or places in or out of the Commonwealth of Virginia as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the notice of meeting.

Notice of the place and time of every meeting of the Board of Directors shall be delivered by the Secretary to each director personally, by first-class mail, or by telephone, which shall also include voice-mail, telegram or telegraph, or by electronic mail to any electronic address of the director or by any other electronic means, or by leaving the same at his residence or usual place of business at least twenty-four hours before the time at which such meeting is to be held, or if by first class mail, at least four days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

SECTION 3.08             Quorum and Voting. At all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, the Corporation’s Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may, by a majority vote, adjourn the meeting from tine to time, without notice other than announcement at the meeting, until a quorum shall be present.

Notwithstanding the first paragraph of this Section 3.08, and except as provided in the Company’s Guidelines (as hereinafter defined) any action pertaining to a transaction involving the Corporation in which any advisor, any director or officer of the Corporation or any affiliate of any of the foregoing persons has an interest shall be approved by a majority of the Unaffiliated Directors even if the Unaffiliated Directors constitute less than a quorum. In approving any such transaction or series of transactions the Unaffiliated Directors must determine that:

(a)          the transaction as contemplated is fair and reasonable to the Corporation and its shareholders:

(b)          if an acquisition of property other than mortgage collateral is involved, the total consideration is not in excess of the appraised value of such property being acquired; and

(c)         if the transaction involves compensation to the Manager or any of its affiliates for services rendered in a capacity other than that contemplated by the management arrangements, to the knowledge of the directors such compensation is not greater than the customary charges for comparable services generally available from other competent unaffiliated persons.

SECTION 3.09              Organization. The Chairman of the Board shall preside at each meeting of the Board of Directors. In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman of the meeting) shall act as Secretary of the meeting and keep the minutes thereof.

SECTION 3.10            Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means constitutes presence in person at a meeting.

SECTION 3.11             Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

SECTION 3.12              Compensation of Directors. Unaffiliated Directors shall receive a stated salary for their services or a fixed sum, and expenses of attendance for attendance at each regular or special meeting of the Board of Directors, or of any committee thereof or both, as may be determined from time to time by the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.13              Investment Policies. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of the Corporation’s assets, and the investment policies of the Corporation and the limitations thereon are at all times in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1936, as amended.

The Board of Directors, including a majority of the Independent Directors, shall promulgate and approve guidelines governing the investment policies of the Company (the “Guidelines”). The Guidelines and compliance therewith shall be reviewed by the Board of Directors at least annually to determine that the policies then being followed by the Corporation are in the best interest of the shareholders of the Corporation. Each such determination and the basis therefor shall be set forth in the minutes of the meeting of the Board of Directors.

SECTION 3.14              Management Arrangements. The Board of Directors may delegate the duty of management of the assets and the administration of the Corporation’s day-to-day operations to a Manager pursuant to a written contract or contracts, or any renewal thereof, which have obtained the requisite approvals of the Board of Directors, including a majority of the Unaffiliated Directors, or the shareholders of the Corporation, as provided in the Articles of Incorporation.

Unless consistent with the Guidelines, all transactions involving the Corporation in which the Manager has an interest must be approved by a majority of the Unaffiliated Directors.

The Board of Directors shall evaluate the performance of the Manager before entering into or renewing any management arrangement. The minutes of meetings with respect to such evaluation shall reflect the criteria used by the Board of Directors in making such evaluation. Upon any termination of the initial management arrangements reflected in the Registration Statement, the Board of Directors shall determine (a) to perform the management function for the Corporation and (b) to justify the compensation provided for in its contract with the Corporation. Each contract for the services of a Manager entered into by the Board of Directors shall have a term of no more than one year, but may be renewed annually at or prior to the expiration of the contract. Each contract shall be terminable without cause by a majority of the Unaffiliated Directors or the Manager on sixty days written notice.

The Unaffiliated Directors shall determine at least annually that the compensation which the Corporation contracts to pay the Manager is reasonable in relation to the nature and quality of services performed and also shall supervise performance of the Manager and the compensation paid to it by the Corporation to determine that the provisions of such contract are being carried out. Each such determination shall be based upon the following factors and all other factors the Unaffiliated Directors may deem relevant and the findings of the Unaffiliated Directors on each of such factors shall be recorded in the minutes of the board of directors:

(a)          the size of the management fee in relation to the size, compensation and profitability of the investment portfolio of the Corporation;

(b)        the success of the Manager in generating opportunities that meet the investment objectives of the Corporation;

(c)          the rates charged to other Corporations similar to the Corporation and to other investors by advisors performing similar services;

(d)          additional revenues realized by the Manager and its affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, issuance and administration services in connection with issuances of structured securities, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business;

(e)	the quality and extent of service and advice furnished to the Corporation;

(f)          the performance of the investment portfolio of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

(g)          the quality of the investment portfolio of the Corporation in relationship to the investments generated by the Manager for its own account,

SECTION 3.15             Total Expenses. The Unaffiliated Directors shall determine, from time to time but at least annually, that the total fees and expenses of the Corporation are reasonable in light of all relevant factors. If the Corporation is managed by an outside Manager and incurs Operating Expenses (whether incurred directly by it or by the Manager on its behalf) for a fiscal year in excess of 2% of its “Average Invested Assets” or 25% of its Net Income (as hereinafter defined) determined on an annualized basis, whichever is greater, the Corporation shall take such action as it deems appropriate to obtain a refund of such amounts from any Manager then managing the assets of the Corporation; unless a majority of the Unaffiliated Directors determines that, based upon such unusual or nonrecurring factors which they deem sufficient, a higher level of expenses shall be payable to the Manager in succeeding fiscal years to the extent that the operating expenses of the Company are less than the greater of 2% of its Average Invested Assets or 25% of its Net Income for such fiscal year. If the Corporation is managed by an outside Manager, the Corporation shall (a) report to the shareholders quarterly (i) the ratio of the cost of raising capital during the quarter to the capital raised and (ii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to any Manager and all affiliates of such Manager by the Corporation and (b) shall report to the Unaffiliated Directors quarterly the fees or charges paid to the Manager and all of its affiliates by third parties doing business with the Corporation.

As used herein, the following terms shall have the following meanings:

(a)        “Operating Expenses” means the aggregate annual expenses of every character which constitute ordinary operating expenses of the Corporation, exclusive of:

(i)         interest expense and discounts and expenses relating to raising capital including expenses connected directly with the issuance, sale and distribution, and of listing on any stock exchange or NASDAQ, of securities of the Corporation, including underwriting and brokerage discounts and commissions, private placement fees and expenses, legal and accounting costs, printing, engraving and mailing costs, and listing and registration fees;

(ii)	taxes and license fees;

(iii)        expenses connected directly with the acquisition or disposition of the Corporation’s assets, including costs of foreclosure, maintenance, repair and improvement of property, maintenance and protection of the lien of mortgages, property management fees, loan origination fees, servicing and master servicing fees, legal fees, premiums for insurance on property owned by or mortgaged to the Corporation, taxes, brokerage and acquisition fees and commissions, appraisal fees, title insurance and abstract expenses, provisions for depreciation, depletion and amortization, disposition fees and subordinated real estate commissions, and losses upon the disposition of assets and provisions for such losses;

(iv)        legal, accounting and other expenses incurred in connection with (A) formal or informal administrative actions or legal proceedings which involve a challenge of the status of the Corporation as a real estate investment trust, (B) advice regarding obtaining or maintaining such status or, (C) a claim that the activities of the Corporation or of any member of the Board of Directors, any officer or any shareholder of the Corporation were improper;

(v)       expenses of organizing, reorganizing or terminating the Corporation;

(vi)       noncash expenditures (including depreciation, amortization, and bad debt reserves);

(vii)	The incentive management fee payable to the Manager;

(viii)    any expenses relating to the issuance and administration of Structured Securities by the Corporation or any of its subsidiaries; and

(ix)     expenses incurred in connection with the operation and administration of the Corporation’s Purchase Program.

(b)         “Average Invested Assets” for any period shall mean the average of the aggregate book value of the consolidated assets of the Corporation and its subsidiaries before reserves for depreciation or bad debts or other similar noncash reserves, less the book value of the issued and outstanding Structured Securities secured by Mortgage Instruments of the Corporation and its subsidiaries, computed by taking the average of such values at the end of each month during such period.

(c)          “Net Income” for any period means the Corporation’s taxable income for such period before the Manager’s incentive compensation, net operating loss deductions arising from losses in prior periods and special deductions (which are those deductions permitted by the Code in calculating taxable income for a REIT) plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with generally accepted accounting principles.

ARTICLE XV

Notice - Waivers - Meetings

SECTION 4.01              What Constitutes Notice. Whenever written notice is required to be given to any person under the provisions of the Articles, these Bylaws, or the Virginia Stock Corporation Act, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegraph, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. A notice of a meeting shall specify the place, day and hour of the meeting.

SECTION 4.02              Waiver of Notice. Whenever any written notice is required to be given under the provisions of the articles, these Bylaws, or the Virginia Stock Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting.

Attendance of a person, either in person or by proxy, or by a telephone conference arrangement which complies with Section 3.10 hereof, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE V

Officers

SECTION 5.01           Number, Qualifications and Designation. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article. One person may hold more than one office. Officers may, but need not be, directors or shareholders of the Corporation. The Board of Directors may elect from among the members of the Board, a Chairman of the Board and Vice Chairman of the Board, neither of whom will be an officer of the Company, unless so designated by the Board.

SECTION 5.02            Election and Term of Office. The officers of the Corporation, except those elected by delegated authority pursuant to Section 5.03 of this Article, shall be elected annually by the Board of Directors, and each officer shall hold his office until the next annual organizational meeting of the Board of Directors and until his successor shall have been duly chosen and qualified, or until his death, resignation, or removal.

SECTION 5.03           Subordinate Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.

SECTION 5.04            Resignations. Any officer or agent may resign at any time by giving written notice to the Board of Directors, or to the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.05              Removal. Any officer, member of a committee, employee or other agent of the Corporation may be removed, either for or without cause, by the Board of Directors or other authority which elected or appointed such officer, neither of a committee or other agent whenever in the judgment of such authority the best interests of the Corporation will be served thereby.

SECTION 5.06              Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the officer or remaining members of the committee to which the power to fill such office has been delegated pursuant to Section 5.03 of this Article, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

SECTION 5.07           General Powers. All officers of the Corporation as between themselves and the Corporation, shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board of Directors, or in the absence of controlling provisions in a resolution of the Board of Directors, as may be provided in these Bylaws.

SECTION 5.08              The Chairman and Vice Chairman of the Board. The chairman of the Board or in his absence, the Vice Chairman of the Board, shall preside at all meetings of the shareholders and the Board of Directors, and shall perform such other duties as may from time to time be requested of him by the Board of Directors.

SECTION 5.09              The President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business and operation of the Corporation, subject, to the control of the Board of Directors. He shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other officer or agent of the Corporation, and, in general, shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 5.10              The Vice Presidents. The Vice Presidents shall perform the duties of the President in his absence and such other duties as may from time to time be assigned to them by the Board of Directors or by the President.

SECTION 5.11              The Secretary. The Secretary or an assistant secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

SECTION 5.12              The Treasurer. The Treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his credit as Treasurer; shall collect and receive or provide for the collection and receipts of monies earned by or in any manner due to or received by the Corporation; shall deposit all funds in his custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render an account showing his transactions as Treasurer and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned to him by the Board of Directors or the President.

SECTION 5.13             Officers’ Bonds. Any officer shall give a bond for the faithful discharge of his duties in such sum, if any, and with such surety or sureties as the Board of Directors shall require.

SECTION 5.14            Salaries. The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03 of this Article. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

Certificate of Stock, Transfers, Etc.

SECTION 6.01             Certificates. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by him in the Corporation. Each certificate shall be signed by the Chairman of the Board or the President or a Vice President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer and may be sealed with the corporate seal.

The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the Corporation, the name of the shareholder and the class of stock and number of shares represented by the certificate. If the Corporation has authority to issue stock of more than one class, the stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such information. A summary of such information included in a registration statement permitted to become effective under the federal Securities Act of 1933, as amended, shall be an acceptable summary for the purposes of this section. Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the shareholder on request and without charge. A stock certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under an option plan as permitted by law.

SECTION 6.02           Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

SECTION 6.03             Transfer Agents and Registrars. At such time as the Corporation lists its securities on a national securities exchange or NASDAQ, the Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

SECTION 6.04            Transfer of Stock. No transfers of shares of stock of the Corporation shall be made if (i) void ab initio pursuant to any Article of the Corporation’s Articles of Incorporation, (ii) the Board of Directors, pursuant to such Article, shall have refused to tender such shares, or (iii) the transferee is a nonresident alien individual or foreign entity. Permitted transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by such Article of the Articles of Incorporation or by action of the board of directors thereunder, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 6.05              Fixing of Record Dates; Closing of Transfer Books. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be not more than ninety days, and in case of meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

SECTION 6.06           Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

SECTION 6.07             Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

ARTICLE VII

Miscellaneous

SECTION 7.01              Corporate Seal. The Corporation shall have a corporate seal in the form of a circle containing the name of the Corporation and such other details as may be required by the Board of Directors.

SECTION 7.02             Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

SECTION 7.03             Contracts. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 7.04             Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

SECTION 7.05             Reports. The Board of Directors shall present at the annual meeting of shareholders a report of the financial condition of the Corporation as of the closing date of the preceding fiscal year. Such report shall be in such form as shall be approved by the Board of Directors and shall be available for inspection of shareholders at the annual meeting, but the Board of Directors shall not be required to cause such report to be sent to the shareholders.

SECTION 7.06             Corporate Records. There shall be kept at the principal office of the Corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of the Bylaws including all amendments or alterations thereto to date, certified by the Secretary. An original or duplicate share register shall also be kept at the registered office or principal place of business of the corporation, or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and class of shares held by each. The Corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office or at its principal place of business.

SECTION 7.07             Amendment of Bylaws. These Bylaws may be amended or replaced, or new Bylaws may be adopted, either (1) by the vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon at any duly organized annual or special meeting of shareholders, or (2), with respect to those matters which are not by statute reserved exclusively to the shareholders, by vote of a majority of the Board of Directors, including a majority of the unaffiliated directors of the Corporation in office at any regular or special meeting of directors. It shall not be necessary to set forth such proposed amendment, repeal or new Bylaws, or a summary thereof, in any notice of such meeting, whether annual, regular or special.